Petrolia Energy Corporation 8-K/A

Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On November 30, 2017, Petrolia Energy Corporation signed an Arrangement Agreement (the “Agreement”) to acquire all of the issued and outstanding shares in Bow Energy Ltd (“Bow”), which is listed on the TSX Venture Exchange under the symbol ONG.V., with corporate offices located in Calgary, Alberta, Canada and Jakarta, Indonesia, pursuant to a “plan of arrangement” (the “Arrangement”) under section 193 of the Business Corporations Act (Alberta) (the “Acquisition”). Petrolia acquired Bow to further its business objectives of acquiring exploration properties.

On February 27, 2018, the Acquisition closed, and Petrolia Energy Corporation acquired all of the issued and outstanding shares in Bow Energy Ltd. Bow shareholders received 106,156,712 shares of the Company’s common stock and assumed 320,000. The fair value of the 106,156,712 common shares issued as part of the consideration paid for Bow ($34,607,088) was determined based on the closing market price of the Company’s common shares on the acquisition date.

Bow’s wholly owned subsidiary, Bow Energy International Holdings Inc. (“BEIH”) holds interests in several entities.

BEIH has a 100% interest in Bow Energy Pte. Ltd. (“BEPL”), BEPL owns 75% of the issued and outstanding shares of Renco Elang Energy Pte. Ltd. (“REE”) which owns a 75% working interest in a Production Sharing Contract referred to as “South Block A” (“SBA”) located onshore, North Sumatra, Indonesia. REE is the operator of SBA. Effectively, the Company has a 44.48% working interest in SBA.

BEIH also holds interests in five Singapore holding companies (the “Holding Companies”) that own the interests in four Production Sharing Contracts (“PSCs”) and one non-conventional joint study agreement (“JSA”), all interests are located onshore in Sumatra, Indonesia. The Holding Companies include Bukit Energy Central Sumatra (Mahato) Pte. Ltd. (“Mahato”), Bukit Energy Palmerah Baru Pte. Ltd. (“Palmerah Baru”), Bukit Energy Resources Palmerah Deep Pte. Ltd. (“Palmerah Deep”), Bukit Energy Bohorok Pte. Ltd. (“Bohorok”), and Bukit Energy Resources North Sumatra Pte. Ltd. (“Bohorok Deep”).

•	Bohorok PSC (conventional) – operated 50% participating interest, 465,266 net acres;
•	Palmerah Baru PSC (conventional) – operated 54% participating interest, 98,977 net acres;
•	Palmerah Deep PSC (non-conventional)- operated 69.36% participating interest, 170,398 net acres;
•	Mahato PSC (conventional)- 20% participating interest, 167,115 net acres, non-operated;
•	Bohorok Deep (non-conventional)- 20.25% participating interest in a JSA, non-operated with option to become operator.

The following unaudited pro-forma condensed combined financial statements are based on our historical consolidated financial statements and Bow’s historical consolidated financial statements adjusted to give effect to he Company’s acquisition of Bow. The unaudited pro forma condensed combined statements of operations for the

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and Bow’s historical information included herein.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET As of December 31, 2017

	Petrolia Energy Corporation Historical	Bow Energy Ltd. Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets
Cash	$82,593	$4,317	$533	(d)	$87,443
Accounts receivable	51,026	410,945	(410,945)	(c)	51,026
Other current assets	8,993	4,763	—		13,756
Total current assets	142,612	420,025	(410,412)		152,225

Property & equipment
Oil and gas, on the basis of full cost accounting
Evaluated properties	14,312,580	—	—		14,312,580
Unproved properties not subject to amortization	—	3,475,371	6,230,219	(d)	9,705,590
Furniture, equipment & software	264,723	18,448	—		283,171
Less accumulated depreciation	(1,192,229)	(6,136)	—		(1,198,365)
Net property and equipment	13,385,074	3,487,683	6,230,219		23,102,976

Other Assets
Intangible assets	49,886	—	—		49,886
Goodwill	—	—	26,927,369	(d)	26,927,369
Deposits	—	337,997	—		337,997
Total Assets	$13,577,572	4,245,705	$32,747,176		$50,5570,453

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

LIABILITIES & STOCKHOLDERS’ EQUITY
	Petrolia Energy Corporation Historical	Bow Energy Ltd. Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Current liabilities
Accounts payable	$413,435	975,925	$181,951	(c)	$1,571,311
Accrued liabilities	896,897	—	—		896,897
Notes payable	32,582	1,409,335	19,857	(c)	1,461,774
Note payable – related parties	217,100	—	—		217,100
Total current liabilities	1,560,014	2,385,260	201,808		4,147,082

Asset retirement obligations	473,868	—	—		473,868
Installment note payable	24,204	—	—		24,204
Note payable to related party – long term	—	—	—		—
Total Liabilities	2,058,086	2,385,260	201,808		4,645,154

Stockholders’ Equity
Preferred stock	197	—	—		197
Common stock	111,698	14,068,177	100	(a)	217,855
			106,157	(d)
			(14,068,177)
Additional paid in capital	22,730,974	2,514,707	36,900	(a)	57,372,437
			34,500,931	(d)
			(2,514,707)	(d)
			103,632	(b)
Accumulated other comprehensive income	—	(48,207)	48,207	(d)	—
Accumulated deficit	(11,323,383)	(14,674,232)	(37,000)	(a)	(11,665,290)
			14,674,232	(d)
			(201,275)	(c)
			(103,632)	(b)
				`
Total Stockholders’ Equity	11,519,486	1,860,445	32,545,368		45,925,299
Total Liabilities and Stockholders’ Equity	$13,577,572	4,245,705	$32,747,176		$50,570,453

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2017

	Petrolia Energy Corporation Historical	Bow Energy Ltd. Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Oil and gas sales
Oil and gas sales	$148,835	$3,022,629	$—		$3,171,464
Total Revenue	148,835	3,022,629	—		3,171,464

Operating expenses
Lease operating expense	416,232	—	—		416,232
Production expenses	—	1,605,654	—		1,605,654
General and administrative expenses	2,550,481	674,625	201,275	(c)	3,426,381
Depreciation, depletion and amortization	74,469	803,621	—		878,090
Impairment of goodwill	—	—	—		—
Asset retirement obligation accretion	49,753	—	—		49,753
Total operating expenses	3,090,935	3,083,900	201,275		6,376,110

Loss from operations	(2,942,100)	(61,271)	(201,275)		(3,204,646)

Other expenses
Interest and finance expense	(265,813)	(140,026)	(37,000)	(a)	(509,471)
			(103,632)	(b)
Loss on exchange rate	—	(1,209,034)	—		(1,209,034)
Other income	40,806	—	—		40,806
Impairment of oil and gas properties	—	(12,513)	—		(12,513)
Loss on conversion of debt	(94,177)	—	—		(94,177)

Net loss	$(3,261,284)	$(1,422,844)	$(341,907)		$(4,989,035)

Series A Preferred Dividends	(94,479)	—	—		(94,479)

Net Loss Attributable to Common Stockholders	(3,355,763)	(1,422,844)	(341,907)		(5,083,514)

Foreign currency translation adjustments	—	(36,313)	—		(36,313)

Comprehensive loss attributable to Common Stockholders	(3,355,763)	(1,459,157)	(341,907)		(5,119,827)

Basic and fully diluted loss per share	$(0.04)				$(0.03)

Weighted average shares	93,545,807		106,156,712	(f)	199,702,519

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2016

	Petrolia Energy Corporation Historical	Bow Energy Ltd. Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Oil and gas sales
Oil and gas sales	$123,246	$4,409,563	—		$4,532,809
Equipment sales to related party	198,000
Total Revenue	321,246	4,409,563	—		4,532,809

Operating expenses
Cost of equipment sold	33,330	—
Lease operating expense	304,199	—	—		304,199
Production expenses	—	3,707,066	—		3,707,066
General and administrative expenses	1,433,182	298,305	—		1,731,487
Depreciation, depletion and amortization	74,065	1,409,660	—		1,483,725
Impairment of goodwill	—	—	—		—
Asset retirement obligation accretion	38,998	—	—		38,998
Total operating expenses	1,883,774	5,415,031	—		7,265,475

Loss from operations	(1,562,528)	(1,005,468)	—		(2,732,666)

Other expenses
Interest and finance expense	(359,239)	(58,546)	—		(417,785)
Gain on exchange rate	—	880,758	—		880,758
Other income	60,324	—	—		60,324
Loss on warrants issued for PORRI	(14,336)	—	—		—
			—		—
Net loss	$(1,875,779)	$(183,256)	$—		$(2,209,369)

Series A Preferred Dividends	(94,479)	—	—		(94,479)

Net Loss Attributable to Common Stockholders	(1,970,258)	(183,256)	—		(2,303,848)

Foreign currency translation adjustments	—	(11,894)	—		(11,894)

Comprehensive loss attributable to Common Stockholders	(1,970,258)	(195,150)	—		(2,315,742)
Loss per share
Basic and fully diluted loss per share	$(0.04)				$(0.01)

Weighted average shares	93,545,807		106,156,712	(f)	199,702,519

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Note 1. Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Bow’s assets acquired and liabilities assumed and conformed the accounting policies of Bow’s to its own accounting policies. Bow’s financials were previously prepared in accordance with IFRS as issued by the IASB. US GAAP foreign currency adjustments are discussed in note 4.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2. Preliminary purchase price allocation

The Company has performed a valuation analysis of the fair market value of Bow’s assets and liabilities. The following table summarized the allocation of the preliminary purchase price as of the acquisition date.

Cash	$3,784
Other current assets	4,763
Deposits	337,997
Furniture, equipment & software	12,059
Unproved properties and properties not subject to amortization	9,705,590
Goodwill	27,129,963
Accounts payable	(1,157,876)
Note payable	(1,429,192)

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement.

Actual amounts recognized by the Company once the acquisition accounting is finalized may differ materially from these estimates. Fair value of cash, other current assets, deposits, furniture, equipment & software, accounts payable, and note payable was fair valued at the carrying value of Bow as this was this deemed to be the most accurate measure of fair value. Fair value assigned to properties, which contain prospective oil and gas resources instead of reserves, was derived using market approach.

Note 3. Pro forma adjustments

(a)	Represents the acquisition costs included a finder’s fee grant of 100,000 shares ($37,000) of common stock as a bonus for the Bow Energy acquisition at a fair value of $0.37 per share;

(b)	In addition, the Company incurred $103,632 in transaction costs associated with the issuance of 320,000 warrants in connection with the transaction.

(c)	Reflects the working capital adjustments based on the purchase price allocation as of the acquisition date as shown in Note 3.

(d)	Represents the estimated adjustment of fair value to reflect a valuation allowance for accounts receivable of $410,945, Unproved properties not subject to amortization of $6,230,219, with remaining fair value from the 106,156,712 common shares issued as part of the consideration paid for Bow $34,607,088, allocated to Goodwill, $26,927,369.

(e)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rate of 35%.

(f)	Represents the increase in the weighted average shares in connection with the issuance of 106,156,712 common shares to finance the acquisition.

Note 4. Foreign currency and US GAAP conversion adjustments

The historical financial information of Bow was prepared in accordance with IFRS and presented in Canadian dollars. The historical information was translated from Canadian to US dollars using the following historical exchange rates.

CDN/USD
Period end exchange rate as of December 31, 2017	0.7971
Average exchange rate for the year ended December 31, 2017	0.7751
Average exchange rate for the year ended December 31, 2016	0.7640

US GAAP and IFRS were substantially converged on all statement of operations items. In order for the Bow statements to comply with ASC 323.932, the Company has reclassified on the balance sheet of Bow advances and investment in joint ventures were proportionally consolidated and the balance of $1,765,741 were reclassified to Unproved properties not subject to amortization.